Exhibit 21-1

EXELON CORPORATION SUBSIDIARY LISTING

Affiliates	Jurisdiction of Formation
Adwin Equipment Company	Pennsylvania
Adwin Realty Company	Pennsylvania
AllEnergy Gas & Electric Marketing Company, LLC	Delaware
Ambassador II Joint Venture	Pennsylvania
AmerGen Clinton NQF, LLC	Nevada
AmerGen Consolidation, LLC	Nevada
AmerGen Energy Company, LLC	Delaware
AmerGen Oyster Creek NQF, LLC	Nevada
AmerGen TMI NQF, LLC	Nevada
ATNP Finance Company	Delaware
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
Byron I NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
Cenesco Company, LLC	Delaware
ComEd Financing II	Delaware
ComEd Financing III	Delaware
ComEd Funding, LLC	Delaware
ComEd Transitional Funding Trust	Delaware
Commonwealth Edison Company	Illinois
Commonwealth Edison Company of Indiana, Inc.	Indiana
Concomber, Ltd.	Bermuda
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
ECP Telecommunications Holdings, LLC	Delaware
ECPH, LLC	Delaware
Edison Development Canada Inc.	Ontario
Edison Finance Partnership	Canada
EEI Telecommunications Holdings, LLC	Delaware
EGW Meter Services, LLC	Delaware
EIS Engineering, Inc.	Delaware
EIS Investments, LLC	Delaware
ENEH Services, LLC	Delaware
ETT Boston, Inc.	Delaware
ETT Canada, Inc.	New Brunswick
ETT North America, Inc.	Delaware
Exelon Allowance Management Company, LLC	Delaware
Exelon AOG Holding #1, Inc.	Delaware
Exelon AOG Holding #2, Inc.	Delaware
Exelon Business Services Company	Pennsylvania
Exelon Capital Trust I	Delaware
Exelon Capital Trust II	Delaware
Exelon Capital Trust III	Delaware
Exelon Communications Company, LLC	Pennsylvania
Exelon Communications Holdings, LLC	Delaware
Exelon Corporation	Pennsylvania

Affiliates	Jurisdiction of Formation
Exelon Edgar, LLC	Delaware
Exelon Energy Company	Delaware
Exelon Energy Delivery Company, LLC	Delaware
Exelon Enterprises Company, LLC	Pennsylvania
Exelon Enterprises Investments, Inc.	Delaware
Exelon Enterprises Management, Inc.	Pennsylvania
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Company, LLC	Pennsylvania
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Hamilton LLC	Delaware
Exelon Investment Holdings, LLC	Illinois
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon Services, Inc.	Delaware
Exelon SHC, Inc.	Delaware
Exelon Synfuel I, LLC	Delaware
Exelon Synfuel II, LLC	Delaware
Exelon Synfuel III, LLC	Delaware
Exelon Thermal Development, Inc.	Delaware
Exelon Thermal Holdings, Inc.	Delaware
Exelon Ventures Company, LLC	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware
Exelon Wyman, LLC	Delaware
ExRES Power Holdings, Inc.	Delaware
EXRES SHC, Inc.	Delaware
ExTel Corporation, LLC	Delaware
ExTex LaPorte Limited Partnership	Texas	Trading as: Exelon Power Texas
ExTex Marketing, LLC	Delaware
ExTex Power, LP	Delaware
ExTex Retail Services Company, LLC	Delaware	Trading as: Exelon Power Services
F & M Holdings Company LLC	Delaware
Fischbach and Moore Electric, Inc.	Delaware
Fischbach and Moore Electrical Contracting, Inc.	Delaware
Fischbach and Moore, Inc.	New York
Horizon Energy Company	Pennsylvania
II Services, Inc.	Delaware
Infrasource Field Services, LLC	Oklahoma
La Salle 1 NQF, LLC	Nevada
La Salle 2 NQF, LLC	Nevada
Limerick I NQF, LLC	Nevada

Affiliates	Jurisdiction of Formation
Limerick 2 NQF, LLC	Nevada
NEWCOSY, Inc.	Delaware
NEWCOTRA, Inc.	Delaware
North America Power Services, Inc.	Delaware
Northwind Boston, LLC	Massachusetts
Northwind Thermal Technologies Canada Inc.	New Brunswick
Nuclear US Holdings, Inc.	Delaware
Nuclear US Investments, LLC	Delaware
Nuclear, Limited Partnership	Delaware
NuStart Energy Development Management Committee	Delaware
NuStart Energy Development, LLC	Delaware
OldcoVSI, Inc.	Delaware
OSP Servicios, S.A. de C.V.	Mexico
Peach Bottom I NQF, LLC	Nevada
Peach Bottom 2 NQF, LLC	Nevada
Peach Bottom 3 NQF, LLC	Nevada
PEC Financial Services, LLC	Pennsylvania
PECO Energy Capital Corp.	Delaware
PECO Energy Capital Trust III	Delaware
PECO Energy Capital Trust IV	Delaware
PECO Energy Capital Trust V	Delaware
PECO Energy Capital Trust VI	Delaware
PECO Energy Capital, LP	Delaware
PECO Energy Company	Pennsylvania
PECO Energy Power Company	Pennsylvania
PECO Energy Transition Trust	Delaware
PECO Wireless, LP	Delaware
Penesco Company, LLC	Delaware
PHT Holdings, LLC	Delaware
Port City Power, LLC	Delaware
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Rand-Bright Corporation	Wisconsin
Salem I NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Scherer Holdings 1, LLC	Delaware
Scherer Holdings 2, LLC	Delaware
Scherer Holdings 3, LLC	Delaware
Sithe Energies, Inc.	Delaware
Sithe Energy Management Services II, Inc.	Delaware
Sithe Energy Management Services, Inc.	Delaware
Sithe International Finance II, LLC	Delaware
Sithe International Finance, LLC	Delaware
Sithe International, Inc.	Delaware
Sithe Latin America Holdings, Ltd.	Cayman Islands
Sithe Overseas Power Services, Ltd.	Virgin Islands
Sithe Pardo Holdings, Ltd.	Cayman Islands

Affiliates	Jurisdiction of Formation
Sithe Tamuin Energy Services II, S. de R.L. de C.V.	Mexico
Sithe Tamuin Energy Services, S. de R.L. de CV.	Mexico
Sithe Tamuin Holdings A, LLC	Delaware
Sithe Tamuin Holdings, LLC	Delaware
Sithe Tamuin Holdings II, LLC	Delaware
Sithe Tamuin Holdings III, LLC	Delaware
Sithe Tamuin Investments II, S. de R.L. de C.V.	Mexico
Sithe Tamuin Investments, S. de R.L. de C.V.	Mexico
Southeast Chicago Energy Project, LLC	Delaware
Spruce Equity Holdings, LP	Delaware
Spruce Holdings G.P. 2000, LLC	Delaware
Spruce Holdings L.P. 2000, LLC	Delaware
Spruce Holdings Trust	Delaware
Susquehanna Electric Company	Maryland
Susquehanna Power Company	Maryland
Tamuin Development Services de R.L. de C.V.	Mexico
Tamuin Mexican Business Trust	Mexico
Tamuin Mexican Business Trust II	Mexico
T.H. Green Electric Co., Inc.	New York
TEG Holdings, LLC	Delaware
Termoelectrica Del Golfo S. de R.L. de C.V.	Mexico
Termoelectrica Penoles S. de R.L. de C.V.	Mexico
Texas Ohio Gas, Inc.	Texas
The Proprietors of the Susquehanna Canal	Maryland
UII, LLC	Illinois
Unicom Assurance Company, Ltd.	Bermuda
Unicom Power Marketing Inc.	Delaware
UniGridEnergy, LLC	Delaware
URI, LLC	Illinois
Wansley Holdings 1, LLC	Delaware
Wansley Holdings 2, LLC	Delaware
Zion I NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada